Exhibit 5.4

Bridgewater Place • Post Office Box 352

Grand Rapids, Michigan 49501-0352

Telephone 616 / 336-6000 • Fax 616 / 336-7000 • www.varnumlaw.com

[Letterhead Attorney and Counsel List]

September 28, 2017

EnPro Industries, Inc.

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

Re:	Registration statement on Form S-4 of EnPro Industries, Inc. and the guarantors listed therein relating to the exchange offer for $150,000,000 aggregate principal amount of 5.875% Senior Notes due 2022

Ladies and Gentlemen:

We have served as Michigan counsel to STEMCO Kaiser Incorporated, a Michigan corporation (the “Company”), in connection with certain matters relating to the registration statement on Form S 4 (the “Registration Statement”) of EnPro Industries, Inc. (the “Issuer”) and certain of its subsidiaries, including the Company, with respect to the Issuer’s offer to exchange (the “Exchange Offer”) up to $150,000,000 aggregate principal amount of its 5.875% Senior Notes due 2022 (the “New Notes”) for and in replacement of the Issuer’s outstanding 5.875% Senior Notes due 2022 issued on March 24, 2017, of which we understand $150,000,000 in aggregate principal amount is outstanding (the “Old Notes”). The New Notes are to be issued pursuant to the Indenture dated as of September 16, 2014 by and among the Issuer, the Guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented, including by an Eighth Supplemental Indenture as of March 24, 2017 among the Issuer, the Guarantors party thereto and the Trustee (such indenture, as so supplemented, is referred to herein as the “Indenture”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions expressed herein, we have reviewed such matters of law and examined original, or copies certified or otherwise identified, of the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, resolutions of the Board of Directors of the Company, the Registration Statement, an executed copy of the Indenture, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions expressed herein. In such review, we have assumed the genuineness of all signatures, the capacity of all natural persons, the authenticity of all documents and certificates submitted to us as originals or duplicate originals, the conformity to original documents and certificates of the documents and certificates submitted to us as certified, photostatic, conformed, electronic or

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EnPro Industries, Inc.

September 28, 2017

facsimile copies, the authenticity of the originals of such latter documents and certificates, the accuracy and completeness of all statements contained in all such documents and certificates, and the integrity and completeness of the minute books and records of the Company to the date hereof. As to all questions of fact material to the opinions expressed herein that have not been independently established, we have relied, without investigation or analysis of any underlying data, upon certificates and statements of public officials and representatives of the Company.

In rendering the opinions set forth below, we have also assumed that prior to the issuance of any of the New Notes pursuant to the Exchange Offers the Registration Statement, as may then be amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended.

Upon the basis of such examination, and subject to the limitations and qualifications expressed herein, we are of the opinion that:

(1)	The Company is a corporation duly incorporated and validly existing under the laws of the State of Michigan.

(2)	The Company has the corporate power to enter into and perform its obligations under the Indenture.

(3)	The Indenture has been duly authorized, executed and delivered by the Company.

The foregoing opinions are limited to the laws of the State of Michigan, and we are expressing no opinion as to the effect of the laws of other jurisdictions. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

VARNUM

/s/ Scott Alfree

Scott Alfree